Exhibit 99.1

Learn CW Investment Corporation Announces Postponement of
Extraordinary General Meeting From Tuesday, October 10, 2023 to Wednesday, October 11, 2023

LOS ANGELES, CALIFORNIA, October 6, 2023 — Learn CW Investment Corporation (NYSE: LCW) (the “Company”) announced today that its previously announced extraordinary general meeting (the “Shareholder Meeting”) originally scheduled for Tuesday, October 10, 2023, at 11:00 AM, Pacific Time, is being postponed to Wednesday, October 11, 2023, at 12:00 PM, Pacific Time (the “Postponement”).

At the Shareholder Meeting, shareholders will be asked to vote on the following proposals: (i) to amend the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must complete an initial business combination from October 13, 2023 to October 13, 2024, by electing to extend the date to consummate an initial business combination on a monthly basis for up to twelve (12) times by an additional one month each time, unless the closing of the Company’s initial business combination has occurred (the “Extension”), (ii) to amend the Company’s amended and restated memorandum and articles of association to permit for the issuance of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), to holders of Class B ordinary shares upon the exercise of the right of a holder of the Company’s Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares”), to convert such holder’s Class B ordinary shares into Class A ordinary shares on a one-for-one basis at any time and from time to time prior to the closing of an initial business combination at the election of the holder, (iii) to amend the Company’s amended and restated memorandum and articles of association to eliminate the limitation that the Company may not redeem Class A ordinary shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001, (iv) to re-appoint, by way of ordinary resolution by the holders of Class B ordinary shares, each of Alan Howard and Ellen Levy to the board of directors of the Company, to serve until the third annual general meeting of shareholders following the Shareholder Meeting or until his successor is elected and qualified and (v) to approve the adjournment of the Shareholder Meeting to a later date or dates, if necessary.

As a result of the Postponement, the Shareholder Meeting will now be held at 12:00 PM, Pacific Time, on October 11, 2023. The Shareholder Meeting will still be held at the offices of Sidley Austin LLP located at 1999 Avenue of the Stars, 17th Floor, Los Angeles, CA.  Also, as a result of this change, the Company has extended the deadline for delivery of redemption requests from the Company’s shareholders from 5:00 PM, Eastern Time, on October 6, 2023, to 5:00 PM, Eastern Time, on October 9, 2023.

If any shareholders have questions or need assistance in connection with the Shareholder Meeting, please contact the Company’s proxy solicitor, Morrow Sodali LLC, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing LCW.info@investor.morrowsodali.com.

The Company plans to continue to solicit proxies from shareholders during the period prior to the Shareholder Meeting. Only holders of record of Class A ordinary shares and Class B ordinary shares as of the close of business on September 11, 2023, the record date for the Shareholder Meeting, are entitled to vote at the Shareholder Meeting or any adjournment thereof.

About the Company

Learn CW Investment Corporation is a blank check company formed as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Participants in the Solicitation

The Company, its directors and certain of its respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Extension. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Additional information regarding the persons who may, under the rules of the Securities and Exchange Commission (the “SEC”), be deemed participants in the proxy solicitation of the shareholders of the Company and a description of their direct and indirect interests are contained in the definitive proxy statement relating to the Shareholder Meeting (the “Definitive Proxy Statement”).

Additional Information and Where To Find It

On September 21, 2023, the Company filed the Definitive Proxy Statement with the SEC in connection with its solicitation of proxies for the Shareholder Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by directing a request to the Company’s proxy solicitor, Morrow Sodali LLC, at 33 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, Toll-Free (800) 662-5200 or Collect (203) 658-9400, Email: LCW.info@investor.morrowsodali.com.

Cautionary Statement Regarding Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date of the Shareholder Meeting. These statements are based on current expectations on the date of this communication and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Media Requests
Learn CW Investment Corporation
Harry Bator
harry@learn.vc